Exhibit 99.1

                              SETTLEMENT AGREEMENT

      This Settlement Agreement (the "Settlement Agreement") is entered into as of the 6th day of September, 2002 by and between Trenwick Group Ltd., a Bermuda company ("Trenwick"), and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland ("European Re"), (collectively, the "Parties").

      WHEREAS, Trenwick and European Re entered into an Amended and Restated Catastrophe Equity Securities Issuance Option Agreement, dated as of January 1, 2001, as amended as of January 25, 2002 (as so amended, the "CatEPut Agreement");

      WHEREAS, on March 28, 2002, Trenwick delivered to European Re a Notice of Exercise pursuant to Section 2.3 of the CatEPut Agreement;

      WHEREAS, on April 4, 2002, European Re delivered to Trenwick a Notice of Objection pursuant to Section 2.3 of the CatEPut Agreement;

      WHEREAS, on July 1, 2002, Trenwick delivered to European Re a demand for arbitration pursuant to Section 8 of the CatEPut Agreement (the "Demand for Arbitration");

      WHEREAS, Trenwick and European Re have subsequently resolved their dispute by agreeing to the purchase and sale of Series B Cumulative Convertible Perpetual Preferred Shares having an aggregate liquidation preference of US$55,000,000 (Fifty-Five Million US Dollars) (the "Preferred Shares"), upon the terms and conditions set forth in the Second Restated CatEPut Agreement (as hereinafter defined); and

      WHEREAS, the Parties desire to amend and restate the CatEPut Agreement and to settle their dispute and terminate the arbitration:


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      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, and with intent to be legally bound, it is mutually agreed by the Parties as follows:

      Second Amended and Restated CatEPut Agreement

      1. Contemporaneously with the execution and delivery of this Settlement Agreement (the date on which such execution and delivery is occurring, the "Settlement Date"), the parties hereto shall execute and deliver a Second Amended and Restated Catastrophe Equity Securities Issuance Option Agreement (the "Second Restated CatEPut Agreement") in the form attached as Exhibit A hereto, and the Second Restated CatEPut Agreement shall upon execution and delivery supersede and replace in all respects the CatEPut Agreement, which will be deemed terminated and of no further force or effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto under the Second Restated CatEPut Agreement, it being understood that the Exercise Date under the Second Restated CatEPut Agreement is the same date as the Settlement Date hereunder.

      Purchase of Preferred Shares

      2. Notwithstanding anything in the Second Restated CatEPut Agreement to the contrary, on the Settlement Date, European Re shall deliver to Trenwick the aggregate Preferred Share Purchase Price of $40,000,000.00 (Forty Million US Dollars) pursuant to the Second Restated CatEPut Agreement, and Trenwick shall deliver the corresponding number of Preferred Shares pursuant to the Second Restated CatEPut Agreement. Upon such delivery by European Re of the aggregate Preferred Share Purchase Price, European Re shall have no further obligation to purchase any shares of Trenwick or any of its Affiliates.


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      Registration Rights Agreement

      3. Contemporaneously with the execution and delivery of this Settlement Agreement, the parties shall enter into Amendment No. 1 to the Registration Rights Agreement, dated as of January 1, 2001, between the parties hereto, in the form attached as Exhibit B hereto.

      Resale of Preferred Shares

      4. Notwithstanding anything to the contrary in any agreement between the parties hereto, Trenwick agrees that in connection with any proposed disposition of Preferred Shares by European Re or any of its Affiliates that conforms to the requirements of Section 6.3(a) of the Second Restated CatEPut Agreement and
Section 10 of the Certificate of Designation, (i) Trenwick shall provide to the proposed transferee of such Preferred Shares such information regarding Trenwick and its Affiliates as such proposed transferee may reasonably request (subject to the execution by such proposed transferee and Trenwick of a non-disclosure agreement substantially in the form attached hereto as Exhibit C), (ii) European Re and its Affiliates shall not be restricted from providing to the proposed transferee any information regarding Trenwick or its Affiliates that is in their possession (subject to the execution by such proposed transferee and Trenwick of a non-disclosure agreement substantially in the form attached hereto as Exhibit
C), and (iii) Trenwick shall cooperate with any commercially reasonable requests of the proposed transferor that such transferor reasonably believes would facilitate or expedite such proposed disposition of Preferred Shares.

      Withdrawal of Demand for Arbitration

      5. Trenwick hereby withdraws the Demand for Arbitration.


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      Satisfaction of Conditions to Exercise

      6. European Re hereby waives or deems satisfied all conditions to the exercise of Securities Issuance Option set forth in the Second Restated CatEPut Agreement.

      Releases

      7. Each Party hereto, on its own behalf and on behalf of its present and former parents, subsidiaries, affiliates, agents, officers, directors, partners, trustees, employees, servants, predecessors, successors and assigns hereby irrevocably and unconditionally releases and forever discharges and covenants not to sue the other Party hereto, its present and former parents, subsidiaries, affiliates, agents, officers, directors, partners, trustees, employees, servants, predecessors, successors and assigns, from any and all suits, claims, controversies, rights, agreements, promises, debts, liabilities, accounts, reckonings, bonds, bills, demands, damages, judgments, extents, executions, specialties, obligations, covenants, contracts, costs, losses, expenses, actions and causes of action of every nature, character and description, in law or in equity, whether presently known or unknown, vested or contingent, suspected or unsuspected, foreseeable or unforeseeable, that result from actions, events or omissions prior to the Settlement Date that arise under or otherwise relate to, or that either had for, upon, or by reason of the CatEPut Agreement or the covenants applicable prior to the Settlement Date under the Second Restated CatEPut Agreement.

      Governing Law and Dispute Resolution

      8. This Settlement Agreement shall be governed in all respects, including as to validity, interpretation and effect, as provided for in Section 10.4 of the Second Restated CatEPut Agreement.


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      9. The Parties agree that any dispute regarding the interpretation, enforcement or construction of the terms of this Settlement Agreement will be resolved by binding arbitration, as provided for in Section 8 of the Second Restated CatEPut Agreement.

      Confidentiality

      10. The Parties agree that all events, communications and documents relating to (i) the Parties' dispute regarding the CatEPut Agreement, Trenwick's Notice of Exercise, European Re's Notice of Objection, and Trenwick's Demand for Arbitration, and (ii) their negotiations and discussions leading to this Settlement Agreement, Second Restated CatEPut Agreement and the Certificate of Designation thereto, and Amendment No. 1 to the Registration Rights Agreement, shall be protected as confidential and proprietary information, and shall not be disclosed to any other person or entity, except for their respective attorneys or accountants or as may be required by law. The parties shall protect such confidential and proprietary information by exercising the same degree of care each uses to protect its own proprietary and confidential information, which shall be no less than a standard of reasonable care. Each party shall cause each of its respective affiliates to honor the obligations set forth herein. Notwithstanding the foregoing, the Parties agree that each may publicly disclose the texts of the Settlement Agreement, Second Restated CatEPut Agreement and the Certificate of Designation thereto, and Amendment No. 1 to the Registration Rights Agreement to the extent that they reasonably believe is required by law.

      Entire Agreement

      11. Each party acknowledges and represents (i) that the Settlement Agreement expresses all of the understandings and agreements between the Parties concerning the subjects of the Settlement Agreement and supersedes all prior and contemporaneous agreements and understandings, representations, inducements or conditions, express or implied, oral or written it being understood that, notwithstanding anything in Section 10.3 of the Second CatEPut


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Agreement to the contrary, the terms of the Second CatEPut Agreement shall be superseded by this Settlement Agreement to the extent set forth herein; (ii) that in executing the Settlement Agreement, each Party has not relied upon any statements, representations, agreements, or warranties by any other Party or such Party's representative, other than those contained herein; and (iii) that each Party has executed this Settlement Agreement freely and voluntarily, and without duress or other undue influence. This Settlement Agreement may not be modified or amended except in a writing signed by all signatories hereto or their duly authorized and designated successors in interest. This Settlement Agreement is binding upon the Parties.

      Miscellaneous

      12. The parties agree that in communications with third parties they will refrain from making disparaging or derogatory remarks about each other or about their prior dealings.

      13. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective agents, affiliates, officers, directors, parents, subsidiaries, trustees, related entities, partners, servants, and employees, and their respective heirs, executors, administrators, successors and assigns.

      14. This Settlement Agreement has been prepared through the combined efforts of the attorneys of the Parties to it pursuant to arms-length compromise and settlement negotiations. It shall be fairly interpreted in accordance with its terms and without strict construction in favor of or against either party based on the identity of the drafter of the Settlement Agreement or any term or provision of it.

      15. This Settlement Agreement, and all negotiations, statements and proceedings in connection with it, shall not be construed as, or be deemed to be evidence of, an admission or concession on the part of any party of any fact, liability or wrongdoing by any of the parties, and shall not be offered or received in evidence in any action or proceeding, or used in any way as an


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admission, concession or evidence of any fact, liability or wrongdoing of any nature on the part of any party relating to claims, rights, obligations, instances and/or occurrences before the date of this Settlement Agreement. Notwithstanding the foregoing, nothing herein shall prohibit the introduction into evidence of this Settlement Agreement in any action to enforce this Settlement Agreement or any term or provision of this Settlement Agreement.

      16. This Settlement Agreement may be signed in original or telecopied counterparts, each of which shall be considered an original, but all of which together shall be considered one agreement.

      17. The Parties represent and warrant to each other that they have due authority to enter into this Settlement Agreement and to grant the releases set forth herein and that no other party owns any claim under the CatEPut Agreement, by subrogation or otherwise.

      18. The Parties declare that each of them has read this Settlement Agreement, knows and understands its contents, and comprehends and agrees to all of its terms, conditions and meanings and their significance.


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      IN WITNESS WHEREOF, this Settlement Agreement has been duly signed by the undersigned as of the date set forth above.

Trenwick Group Ltd.

       /s/ John V. Del Col                     /s/ Alan L. Hunte
       ---------------------------             ---------------------------------
By:    John V. Del Col                  By:    Alan L. Hunte
Title: Secretary                        Title: Executive Vice President and
                                               Chief Financial Officer


European Reinsurance Company of
Zurich

       /s/ J. Scott Bradley                    /s/ David R. Whiting
       ---------------------------             ---------------------------------
By:    J. Scott Bradley                 By:    David R. Whiting
Title: Member of Senior Management      Title: Member of Senior Management


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